UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2014

The Jones Group Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-10746	06-0935166
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1411 Broadway New York, New York
(Address of principal executive offices)
10018
(Zip Code)

(212) 642-3860
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01            Other Events

Introduction

As previously announced, on December 19, 2013, The Jones Group Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “merger agreement”) with Jasper Parent LLC (“Parent”) and Jasper Merger Sub, Inc., a wholly owned subsidiary of Parent (“Merger Sub” and together with Parent and Sycamore (as defined below), the “Sycamore Defendants”), providing for the merger of Merger Sub with and into the Company (the “merger”), with the Company surviving the merger as a wholly owned subsidiary of Parent.  Parent and Merger Sub are beneficially owned by affiliates of Sycamore Partners, L.P. and Sycamore Partners A, L.P. (collectively, “Sycamore”).  On March 6, 2014, the Company filed a definitive proxy statement (the “definitive proxy statement”) in connection with the merger, which the Company mailed to its shareholders on or about March 7, 2014.  The Company is making this filing in connection with its entrance into a memorandum of understanding (the “MOU”) regarding the settlement of certain litigation arising out of the announcement of the Company’s entrance into the merger agreement.

As disclosed on pages 91-92 of the definitive proxy statement, between January 13 and February 20, 2014, the Company, the members of the Company’s board of directors (the “Board”), and the Sycamore Defendants were named as defendants in six shareholder actions (Voyiatgis v. The Jones Group, Inc., et al., Index No. 650096/2014; Smith, v. Card et al., Index No. 650100/2014; Ettedgui v. The Jones Group, Inc., et al., Index No. 650110/2014; Mehta v. The Jones Group, Inc. et al., Index No. 650232/2014; Iannuzzo v. The Jones Group Inc. et al., Index No. 650241/2014; and Steinberg v. The Jones Group, Inc., et al., Index No. 650574/2014) in the Supreme Court of the State of New York, County of New York (the “Court”), alleging, directly and derivatively on behalf of the Company, certain breaches of fiduciary duty by the Board, aided and abetted by the Sycamore Defendants, in connection with the merger.

On January 14, 2014, the Board formed a special litigation committee (“SLC”) to review and investigate, with independent counsel, the breaches of fiduciary duties alleged by the plaintiffs and to determine the Company’s response thereto.  As discussed in further detail below, on February 28, 2014, the SLC completed its investigation, found that there is no evidence to support a breach of fiduciary duty claim against any Board member, and made a binding recommendation that the Company not file suit against the Board.

The lawsuits were consolidated on March 6, 2014 under the caption In re The Jones Group Inc. Shareholders Litigation, Index No. 650096/2014 (the “Consolidated Action”), and the plaintiffs filed a consolidated derivative and class action complaint (the “Consolidated Complaint”) on March 7, 2014.  The Consolidated Complaint alleges, among other things, that the members of the Board breached their fiduciary duties by adopting the merger agreement for inadequate consideration and pursuant to an inadequate process and that there were material omissions and misrepresentations in the proxy statement.  The Consolidated Complaint also alleges, among other things, that Sycamore and/or its affiliates aided and abetted the Board’s alleged breaches of fiduciary duty.  The plaintiffs seek equitable relief, including an injunction preventing consummation of the merger, rescission in the event the merger is consummated, damages, and an award of attorneys’ and other fees and costs.

On March 31, 2014, defendants in the Consolidated Action (the “Defendants”) entered into the MOU with plaintiffs in the Consolidated Action (the “Plaintiffs”) pursuant to which the Company has agreed to make the disclosures concerning the merger set forth below.  The MOU also provides that, solely for purposes of settlement, the Court will certify a class consisting of all persons who were record or beneficial shareholders of the Company when the merger was approved by the Board through consummation of the merger (the “Class”).  In addition, the MOU provides that, subject to approval by the Court after notice to the members of the Class (the “Class Members”), the Consolidated Action will be dismissed with prejudice and all claims, including derivative claims, that the Class Members may possess with regard to the merger will be released.  In connection with the settlement, the Plaintiffs’ counsel have expressed their intention to seek an award by the Court of attorneys’ fees and expenses.  The amount of the award to the Plaintiffs’ counsel will ultimately be determined by the Court.  This payment will not affect the amount of merger consideration to be received by any Company shareholder in the merger.  There can be no assurance that the parties will ultimately enter into a definitive settlement agreement or that the Court will approve the settlement.  In the absence of either event, the proposed settlement as contemplated by the MOU may be terminated.

The Defendants believe that the Consolidated Action is without merit, have vigorously denied, and continue to vigorously deny, all of the allegations of wrongful or actionable conduct asserted in the Consolidated Action, and the Board vigorously maintains that it diligently and scrupulously complied with its fiduciary duties, that the definitive proxy statement is complete and accurate in all material respects, and that no further disclosure is required under applicable law.  The Defendants are entering into the MOU and the contemplated settlement solely to eliminate the costs, burden, distraction and expense of having to defend this litigation further.  Nothing in the MOU, any settlement agreement or any public filing, including this Current Report on Form 8-K (“Current Report”), is or shall be deemed to be an admission of the legal necessity of filing or the materiality under applicable laws of any of the additional information contained herein or in any public filing associated with the proposed settlement of the Consolidated Action.

Supplemental Disclosures

Solely in connection with the contemplated settlement, the Company has agreed to make the following supplemental disclosures to the definitive proxy statement.  The following information should be read in conjunction with the definitive proxy statement, which should be read in its entirety.  All page references in the information below are to pages in the definitive proxy statement, and capitalized terms used in this Current Report shall have the meanings set forth in the definitive proxy statement, unless otherwise defined herein.

(1)	Supplement to “The Merger—Background of the Merger”

The following disclosure supplements and restates the third sentence in the thirteenth paragraph under the heading “Background of the Merger” on page 34 of the definitive proxy statement.

The Board and management then discussed the merits of a potential transaction involving the Company’s suits and dresses business, noting that the business was facing certain ongoing challenges, including because retailers had been putting less focus on the category, and that management believed that the business had limited growth potential.  Following discussion, the Board determined that, given the challenges facing the suits and dresses business, a sale of this business at an attractive price would likely maximize value to the Company as compared to continuing to operate the business and that as a result, the Company should engage in further discussions with Strategic Party B to determine whether Strategic Party B would be interested in acquiring the Company’s suits and dresses business at a price and on other terms that would be attractive to the Company.

The following disclosure supplements and restates the fifth sentence in the twenty-third paragraph under the heading “Background of the Merger” on page 36 of the definitive proxy statement.

The Board then discussed the ongoing discussions with Barington and the fact that Barington’s proposals were directionally aligned with the strategic alternatives that management and the Board were then considering and determined that it was in the best interests of the Company to offer Barington the nomination of one person for election to the Board at the upcoming annual meeting.

The following disclosure supplements and restates the second sentence in the twenty-fourth paragraph on page 36 of the definitive proxy statement:

At the meeting, the Board discussed a settlement agreement with Barington and certain of its affiliates and co-investors, pursuant to which, among other things, the Company would nominate Mr. Mitarotonda for election as a director at the upcoming annual meeting and Barington would abide by certain customary standstill provisions until our 2014 annual shareholder meeting. The Board and management discussed the fact that they believed that Mr. Mitarotonda would be a positive addition to the Board because of his experience and expertise in the retail, apparel and footwear industries.  Following discussion, the Board approved the settlement agreement on the terms outlined above.

The following disclosure supplements and restates the second sentence in the twenty-seventh paragraph under the heading “Background of the Merger” on page 37 of the definitive proxy statement.

The universe of 10 potentially interested parties was comprised of seven potential financial sponsors and three potential strategic buyers and included all of the third parties (including Sycamore and Financial Party A) that had contacted the Company or its advisors in recent months to express an interest in acquiring all or a significant portion of the Company.

(2)	Supplement to “The Merger—Citigroup Global Markets Inc. Financial Analyses and Opinion”

The following disclosure supplements and restates the second sentence in the first paragraph under the heading “Citigroup Global Markets Inc. Financial Analyses and Opinion—Selected Precedent Transaction Analysis” on page 62 of the definitive proxy statement.

Citigroup reviewed, among other information, transaction values of the selected transactions, calculated as the purchase prices paid for the target companies involved in such transactions, plus debt and non-controlling interests and less cash and investments in affiliates, as (i) a multiple of such target companies’ latest 12 months EBITDA (which Citigroup determined in its professional judgment is the metric most frequently used for valuation purposes for businesses of similar size which are profitable and operate in the apparel and/or footwear industries) and (ii) wherever appropriate (as determined by Citigroup in its professional judgment using publicly available information), a multiple of forward EBITDA (such forward EBITDA not exceeding 3 months in the future).

The following disclosure supplements and is to be inserted after the first sentence in the first paragraph under the heading “Citigroup Global Markets Inc. Financial Analyses and Opinion—Discounted Cash Flow Analysis” on page 63 of the definitive proxy statement.

Citigroup calculated unlevered free cash flow as tax-effected earnings before interest and taxes (i) plus depreciation and amortization and (ii) less (a) capital expenditures, (b) after-tax cash restructuring charges and (c) increases in net working capital.

(3)	Supplement to “The Merger—Peter J. Solomon Company Financial Analyses and Opinion”

The following disclosure supplements and restates the first sentence in the fourth paragraph under the heading “Peter J. Solomon Company Financial Analyses and Opinion—Analysis of Selected Precedent Transactions” on page 69 of the definitive proxy statement.

In its professional judgment, PJSC determined that the most relevant metric for valuation purposes in this analysis was the multiple of LTM EBITDA (which PJSC determined in its professional judgment is the most frequently used metric for valuation purposes for businesses of similar size which are profitable and operate in the apparel and/or footwear industries).

The following disclosure supplements and is to be inserted after the second sentence under the heading “Peter J. Solomon Company Financial Analyses and Opinion—Discounted Cash Flow Analysis” on page 70 of the definitive proxy statement.

PJSC calculated unlevered free cash flow as tax-effected earnings before interest and taxes (i) plus depreciation and amortization and (ii) less (a) capital expenditures, (b) after-tax cash restructuring charges and (c) increases in net working capital.

The following disclosure supplements and is to be inserted after the last sentence in the second paragraph under the heading “Peter J. Solomon Company Financial Analyses and Opinion—Historical Share Price Analysis” on page 70 of the definitive proxy statement.

PJSC compared the offer price of $15.00 per share to the Company’s trading performance on April 11, 2013.  PJSC believed that the Company’s stock price was affected following April 11, 2013 media speculation that Barington was pressuring the Company to sell all or parts of its portfolio.

(4)	Supplement to “The Merger—The Merger Agreement—Certain Company Projections”

The following disclosure supplements and is to be inserted after the second sentence in the first footnote 3 under the heading “Certain Company Projections” on page 75 of the definitive proxy statement.

As part of this process, the Company provided each of Citigroup and PJSC with an assumed tax rate of 37%.

(5)	Supplement to “The Merger—Litigation Relating to the Merger”

The following disclosure supplements and restates the fourteenth paragraph under the heading “Litigation Relating to the Merger” on page 92 of the definitive proxy statement.

On February 28, 2014, the special litigation committee completed its investigation, which involved regular meetings, a review of numerous documents including Board minutes and financial advisor presentations, and 18 interviews of Board members, members of the Company’s senior management team involved in the sales process, the Company’s financial and legal advisors and Sycamore.  The special litigation committee found that there is no evidence to support a breach of fiduciary duty claim against any Board member and made a binding recommendation that the Company not file suit against the Board.

On March 6, 2014, the Actions were consolidated in the Supreme Court of the State of New York, County of New York under the caption In re The Jones Group Inc. Shareholders Litigation, Index No. 650096/2014 (the “Consolidated Action”).  The plaintiffs in the Smith and Iannuzzo Actions were appointed co-lead plaintiffs.  On March 7, 2014, an amended complaint, purportedly brought directly and on behalf of a class of the Company’s shareholders and derivatively on behalf of the Company, was filed by the co-lead plaintiffs in the Consolidated Action (the “Consolidated Complaint”).

The Consolidated Complaint alleges, among other things, that the members of the Board breached their fiduciary duties to the Company’s shareholders by adopting the merger agreement for inadequate consideration and pursuant to an inadequate process, and that, among other things, Sycamore and/or its affiliates aided and abetted the Board’s alleged breaches of fiduciary duty.  The Consolidated Complaint also alleges, among other things, that there were material omissions and misrepresentations in the Company’s proxy statement.  The Consolidated Complaint further alleges that the special litigation committee’s recommendation that the Company not file suit against the Board is not entitled to deference.  The Consolidated Complaint seeks equitable relief, including an injunction preventing consummation of the merger, rescission in the event the merger is consummated, damages, and an award of attorneys’ and other fees and costs.

On March 10, 2014, the co-lead plaintiffs in the Consolidated Action filed a Motion by Order to Show Cause for Expedited Discovery (“Expedited Discovery Motion”), and defendants in the Consolidated Action filed a proposed Order to Show Cause seeking dismissal of the Consolidated Complaint (“Motion to Dismiss”). On March 20, 2014, after, among other things, defendants agreed to provide limited discovery relating to the special litigation committee’s investigation and plaintiffs agreed not to use such discovery to enjoin the proposed merger or for any purpose other than challenging the special litigation committee’s investigation in their opposition to the Motion to Dismiss, the parties to the Consolidated Action submitted a Stipulation and Order withdrawing the Expedited Discovery Motion, and withdrawing the Motion to Dismiss, without prejudice to re-file.  On March 26, 2014, the Stipulation and Order withdrawing the Expedited Discovery Motion, and withdrawing the Motion to Dismiss, without prejudice to re-file, was granted.

Cautionary Statement Regarding Forward-Looking Statements

Statements about the expected timing, completion and effects of the proposed merger, and all other statements made in this communication that are not historical facts are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases, these forward-looking statements may be identified by the use of words such as “may”, “will”, “expect”, “plan”, “anticipate”, “believe”, or “project”, or the negative of those words or other comparable words. Any forward-looking statements included in this communication are made as of the date hereof only, based on information available to the Company as of the date hereof, and subject to applicable law to the contrary, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause the Company’s actual results to differ materially from those suggested by the projected results in such forward-looking statements. Such risks and uncertainties include, among others: any conditions imposed on the parties in connection with the consummation of the transactions described herein; approval of the merger by the Company’s shareholders (or the failure to obtain such approval); the Company’s ability to maintain relationships with customers, employees or suppliers following the announcement of the merger agreement and the transactions contemplated thereby; the ability of third parties to fulfill their obligations relating to the proposed transactions, including providing financing under current financial market conditions; the ability of the parties to satisfy the conditions to closing of the proposed transactions; the risk that the merger and the other transactions contemplated by the merger agreement may not be completed in the time frame expected by the parties or at all; and the risks that are described from time to time in the Company’s reports filed with the Securities and Exchange Commission (the “SEC”), including the Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on February 18, 2014, in other of the Company’s filings with the SEC from time to time, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and on general industry and economic conditions.

The Company believes these forward-looking statements are reasonable; however, you should not place undue reliance on forward-looking statements, which are based on current expectations. Any or all of the Company’s forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks, uncertainties and other factors, many of which are beyond the Company’s control.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of the Company by affiliates of Parent. In connection with the proposed merger, the Company has filed a definitive proxy statement and other related documents with the SEC and mailed a definitive proxy statement to its shareholders. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S SHAREHOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The Company’s shareholders can obtain, without charge, a copy of the definitive proxy statement and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The Company’s shareholders can also obtain, without charge, a copy of the definitive proxy statement and other relevant documents by directing a request by mail or telephone to The Jones Group Inc. Investor Relations at 1411 Broadway, New York, NY 10018, telephone number (212) 703-9819, or from the Company’s website, www.jonesgroupinc.com, or by contacting D.F. King & Co., Inc., which is assisting the Company, toll-free at (800) 967-4607.

Certain Information Concerning Participants

The Company and its directors and officers and other persons may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the proposed merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2013 Annual Meeting of Shareholders, which was filed with the SEC on May 15, 2013. Shareholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the proposed merger, which may be different than those of the Company’s shareholders generally, by reading the definitive proxy statement and other relevant documents regarding the proposed merger filed with the SEC. Investors should read the definitive proxy statement carefully before making any voting or investment decisions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE JONES GROUP INC.,
Date: March 31, 2014
	By:	/s/ Ira M. Dansky
Ira M. Dansky
Executive Vice President, General Counsel and Secretary